UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2014

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 855-2600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendments to Employment Agreements of Certain Executive Officers

On November 11, 2014, the Compensation Committee of the Board of Directors of TRW Automotive Holdings Corp. (the “Company”) authorized amendments to the existing employment agreements of each of Joseph S. Cantie, Peter J. Lake and Neil E. Marchuk, each a named executive officer, and G. Patrick Olney and Robin A. Walker-Lee, each an executive officer.  The amendments extend the term of each officer’s agreement to December 31, 2016, and continue to provide for automatic one-year renewals of the term beyond such date unless timely notice is provided by either party.

This description of the amendments is qualified in its entirety by reference to the full text of the form of amendment, which is attached hereto as Exhibit 10.1.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

Exhibit No.	Description

10.1*	Form of Amendment to Employment Agreement, dated November 12, 2014, between TRW Automotive Inc. and each of Joseph S. Cantie, Peter J. Lake, Neil E. Marchuk, G. Patrick Olney and Robin A. Walker-Lee.

*  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: November 14, 2014	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Form of Amendment to Employment Agreement, dated November 12, 2014, between TRW Automotive Inc. and each of Joseph S. Cantie, Peter J. Lake, Neil E. Marchuk, G. Patrick Olney and Robin A. Walker-Lee.